Exhibit 99.2

Consolidated Financial Statements

e-Dialog, Inc.
Year Ended December 31, 2006
With Report of Independent Auditors

e-Dialog, Inc.

Consolidated Financial Statements

Year Ended December 31, 2006

Contents

Audited Consolidated Financial Statements

▪ Ernst & Young LLP 200 Clarendon Street Boston, Massachusetts 02116-5072	▪ Phone: (617) 266-2000 Fax: (617) 266-5843 www.ey.com

Report of Independent Auditors

The Board of Directors and Stockholders
e-Dialog, Inc.

We have audited the accompanying consolidated balance sheet of e-Dialog, Inc. (a Delaware corporation) as of December 31, 2006, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2006, and the consolidated results of their operations and their cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.

As discussed in Note 2 to the financial statements, on January 1, 2006, the Company adopted the provisions of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, under the prospective method which requires the Company to recognize expense related to the fair value of share-based compensation awards issued or modified subsequent to December 31, 2005. As discussed in Note 6 to the financial statements, on January 1, 2006, the Company adopted the provisions of Financial Accounting Standards Board Staff Position FAS 150-5, Issuer’s Accounting Under FASB Statement No. 150 for Freestanding Warrants and Other Similar Instruments on Shares That Are Redeemable, pursuant to which the Company recorded a cumulative effect adjustment to net income for the year ended December 31, 2006.

July 2, 2007
A member firm of Ernst & Young Global Limited

e-Dialog, Inc.

Consolidated Balance Sheet

December 31, 2006

Assets
Current assets:
Cash and cash equivalents	$852,515
Restricted cash	–
Accounts receivable, net of allowance for doubtful accounts of $89,169 as of December 31, 2006	5,504,906
Prepaid expenses	460,305
Total current assets	6,817,726
Property and equipment:
Computer software and hardware	4,059,562
Furniture and fixtures	325,718
Leasehold improvements	152,864
4,538,144
Less accumulated depreciation	(2,673,128)
1,865,016

Other assets	257,421
$8,940,163
Liabilities and stockholders’ equity
Current liabilities:
Capital leases – current portion	$710,431
Line of credit	–
Accounts payable	377,979
Accrued expenses and other current liabilities	1,598,963
Deferred revenue	19,607
Total current liabilities	2,706,980

Commitments (Note 3)

Long-term liabilities:
Capital lease – long-term portion	460,280
Series C redeemable preferred stock warrants (Note 6)	16,907
Other long-term liabilities	216,160
Total long-term liabilities	693,347

Stockholders’ equity:
Series A redeemable convertible preferred stock, at liquidation and redemption value:
Authorized, issued and outstanding – 7,805,556 shares	7,025,000
Series B redeemable convertible preferred stock, at liquidation and redemption value:
Authorized, issued and outstanding – 10,500,000 shares	10,500,000
Series C redeemable convertible preferred stock, at liquidation and redemption value:
Authorized, issued and outstanding – 3,389,831 shares	2,000,000
Series C-1 redeemable convertible preferred stock, 1,800,000 shares authorized,
no shares issued and outstanding	–

Common stock, $0.01 par value:
Authorized – 50,000,000 shares, issued and outstanding –10,751,838
shares as of December 31, 2006	107,516
Additional paid-in capital	188,631
Less: Treasury Stock at cost, 1,921,600 shares	(138,284)
Accumulated deficit	(14,143,027)
Total stockholders’ equity	5,539,836
$8,940,163

See accompanying notes.

e-Dialog, Inc.

Consolidated Statement of Operations

Year Ended December 31, 2006

Net revenues	$23,995,102
Cost of revenues	10,125,339
Gross profit	13,869,763

Operating expenses:
Sales and marketing	3,130,338
Research and development	3,599,707
General and administrative	4,387,838
Stock-based compensation	27,258
Total operating expenses	11,145,141

Income from operations	2,724,622

Other expenses:
Interest expense	(128,916)
Foreign currency exchange loss	(99,729)
Total other expenses	(228,645)
Income before income taxes and cumulative effect of a change in accounting principle	2,495,977

Provision for income taxes	86,360
Income before cummulative effect of a change in accounting principle	2,409,617

Cumulative effect of a change in accounting principle (Note 6)	(16,907)
Net income	$2,392,710

See accompanying notes.

e-Dialog, Inc.

Consolidated Statement of Stockholders’ Equity

	Series A Redeemable Convertible Preferred Stock		Series B Redeemable Convertible Preferred Stock		Series C Redeemable Convertible Preferred Stock		Common Stock		Additional	Treasury Stock			Total
	Number of Shares	Liquidation Value	Number of Shares	Liquidation Value	Number of Shares	Liquidation Value	Number of Shares	Par Value	Paid-in Capital	Number of Shares	Amount	Accumulated Deficit	Stockholders’ Equity

Balance at December 31, 2005	7,805,556	7,025,000	10,500,000	10,500,000	3,389,831	2,000,000	10,292,121	102,919	96,305	–	–	(16,535,737)	3,188,487
										–	–
Exercise of common stock options	–	–	–	–	–	–	92,822	928	4,199	–	–	–	5,127
Forfeiture of restricted common stock	–	–	–	–	–	–	(73,105)	(731)	(731)	–	–	–	(1,462)
Purchase of treasury stock	–	–	–	–	–	–	–	–	–	1,921,600	(138,284)	–	(138,284)
Common stock issued in connection with acquisition of Adinfonitum, Inc.	–	–	–	–	–	–	440,000	4,400	61,600	–	–	–	66,000
Stock-based compensation	–	–	–	–	–	–	–	–	27,258	–	–	–	27,258
Net income	–	–	–	–	–	–	–	–	–	–	–	2,392,710	2,392,710
Balance at December 31, 2006	7,805,556	$7,025,000	10,500,000	$10,500,000	3,389,831	$2,000,000	10,751,838	$107,516	$188,631	1,921,600	$(138,284)	$(14,143,027)	$5,539,836

See accompanying notes.

e-Dialog, Inc.

Consolidated Statement of Cash Flows

Year Ended December 31, 2006

Operating activities
Net income	$2,392,710
Adjustments to reconcile net income to net cash provided by Operating activities:
Cumulative effect of a change in accounting principle	16,907
Depreciation and amortization	1,083,450
Stock-based compensation	27,258
Amortization of lease concession	(162,120)
Changes in assets and liabilities, net of acquisition:
Accounts receivable	(1,711,965)
Prepaid expenses and other assets	230,879
Accounts payable	(448,961)
Accrued expenses and other current liabilities	332,404
Deferred revenue	(346,983)
Net cash provided by operating activities	1,413,579

Investing activities
Purchases of property and equipment	(723,579)
Decrease in restricted cash	173,362
Increase in other assets	(22,255)
Net cash used in investing activities	(572,472)

Financing activities
Proceeds from exercise of common stock options	5,127
Forfeiture of restricted stock	(1,462)
Repurchase of common stock	(138,284)
Proceeds from line of credit	(300,000)
Repayments of capital leases	(739,271)
Net cash used in financing activities	(1,173,890)

Net decrease in cash and cash equivalents	(332,783)
Cash and cash equivalents at beginning of year	1,185,298

Cash and cash equivalents at end of year	$852,515

Supplemental disclosure of cash flow information
Cash paid for interest	$108,316

Non-cash investing and financing activities
Common stock issued for acquisition of Adinfonitum, Inc.	$66,000
Assets acquired under capital leases	$–

See accompanying notes.

e-Dialog, Inc.

Notes to Consolidated Financial Statements

December 31, 2006

1. Nature of Business and Basis of Presentation

e-Dialog, Inc. (the Company) provides precision marketing services. Services provided include strategic planning, implementation, and analysis of e-mail marketing programs. The Company is subject to a number of risks common to rapidly growing technology-based companies, including rapid technological changes, competition from substitute products and larger companies, and the need to successfully develop and market its commercial products and services. Based upon the Company’s current business plan, and its cash and cash equivalents on hand at December 31, 2006, the Company believes it has the ability to finance its operations through the end of 2007.

2. Summary of Significant Accounting Policies

The accompanying financial statements reflect the application of certain significant accounting policies described in this note and elsewhere in the accompanying notes to financial statements.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, E-Dialog UK, Ltd. All significant intercompany accounts and transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers highly liquid investments purchased with an original maturity of 90 days or less at the time of purchase to be cash equivalents. Investments with maturity dates in excess of three months at the time of purchase, but within one year of the balance sheet date, are considered short-term investments. Cash equivalents consisted mainly of money market accounts as of December 31, 2006. Restricted cash as of December 31, 2006 consists of certificates of deposit collateralizing rental deposits.

e-Dialog, Inc.

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Property and Equipment

Property and equipment are stated at cost, and are depreciated by the straight-line method with a half-year convention at rates that are intended to depreciate the cost of these assets over their estimated useful lives as follows:

Asset Classification	Useful Life

Computer software and hardware	3-4 years
Furniture and fixtures	5 years
Leasehold improvements	Life of lease

Financial Instruments

The estimated fair value of the Company’s financial instruments, which include cash and cash equivalents, accounts receivable, line of credit, and capital leases, approximates their carrying value due to the short-term nature of these instruments.

Foreign Currency Translation

The accounts of e-Dialog UK, Ltd. are translated in accordance with Statements of Financial Accounting Standards (SFAS) No. 52, Foreign Currency Translation. The functional currency of e-Dialog UK, Ltd. is the U.S. dollar and, accordingly, translation gains and losses are reflected in the consolidated statements of operations. Revenue and expense accounts were translated using the weighted-average exchange rate in effect during the period. Balance sheet accounts were translated using current and historical exchange rates, as appropriate. Foreign currency transaction gains or losses are also reflected in the consolidated statements of operations in other expenses. e-Dialog UK, Ltd. had a foreign currency exchange loss of $99,729 for the year ended December 31, 2006.

Income Taxes

The Company provides for taxes in accordance with Financial Accounting Standards Board (FASB) SFAS No. 109, Accounting for Income Taxes. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities, and are measured using the enacted rates and laws that will be in effect when the differences are expected to be reversed.

e-Dialog, Inc.

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Revenue Recognition

The Company applies Staff Accounting Bulletin (SAB) 104, Revenue Recognition, and recognizes revenue when persuasive evidence of an arrangement exists, the service has been delivered, the fee is fixed and determinable, and collection of the resulting receivable is reasonably assured.

The Company generates revenue from the sale of services, such as design and execution of Internet direct marketing or e-marketing campaigns. Revenue is recognized under these arrangements upon completion of the campaign.  For any multi-element arrangement, revenue is recognized once all elements of the arrangement have been delivered, as the Company does not have fair value for each separate element per EITF 00-21. The Company also enters into contractual arrangements to provide a number of e-mail campaigns for a related fee. Revenue is recognized based on completion of campaigns.

In addition, the Company generates revenue through the rental of lists of e-mail addresses and digital printing. The Company records revenue on the rental of lists and digital printing on a net basis which represents the difference between the purchase price paid for the service and sales price of the service in accordance with Emerging Issues Task Force (EITF) Issue No. 99-19, Reporting Revenue Gross as a Principal Versus Net as an Agent.

Cost of Revenue

Cost of revenue includes payroll of the personnel involved in design and execution of Internet direct marketing or e-marketing campaigns.

Research and Development Costs

Research and development costs have been charged to operations as incurred.

Stock-Based Compensation

In December 2004, the FASB issued SFAS No. 123 (revised 2004), Share-Based Payment, or SFAS No. 123(R).  SFAS No. 123(R) addresses the accounting for transactions in which an enterprise receives employee services in exchange for (a) equity instruments of the enterprise or (b) liabilities that are based on the fair value of the enterprise’s equity instruments or that may be settled by the issuance of such equity instruments. SFAS No. 123(R) supersedes APB Opinion No. 25 and requires that such transactions be accounted for using a fair value-based method. SFAS No. 123(R) requires companies to recognize an expense for compensation cost related to share-based payment arrangements, including stock options and employee stock purchase plans.

e-Dialog, Inc.

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Until December 31, 2005, as permitted by SFAS No. 123, the Company accounted for share-based payments to employees using APB Opinion No. 25’s minimum value method and, as such, generally recognized no compensation cost for employee stock options.

On January 1, 2006, the Company adopted SFAS No. 123(R) on a prospective transition basis as permissible under the standard. The Company granted 92,822 options in fiscal 2006 and established fair value of these awards using the Black-Scholes valuation model. The awards granted in 2006 are service-based awards and expense will be recognized ratably over the four year service period. The fair value of incentive stock options granted in 2006 was $186,413, and the Company recorded compensation expense of $27,258. The remaining amount will be expensed over four years. Cash flows for fiscal year 2006 were not impacted by the adoption.

The weighted-average fair value per share of options granted was $0.10 in 2006, respectively. The fair value of each option grant was estimated on the grant date using the following weighted-average assumptions.

2006

Volatility	70%
Risk-free interest rate	4.36%-5.07%
Expected life of options	6.25 years
Dividend yield	–

As there is no public market for the Company’s common stock, the volatility for options granted in 2006 has been determined based on the analysis of reported data for a peer group of companies that issued options with substantially similar terms.  The expected life of options has been determined utilizing the “simplified” method as prescribed by the SEC’s Staff Accounting Bulletin No. 107, Share-Based Payment.  The risk-free interest rate is based on a zero coupon United States Treasury instrument whose term is consistent with the expected life of the stock options.  The Company has not paid, and does not anticipate paying, cash dividends on its shares of common stock; therefore, the expected divided yield is assumed to be zero.  SFAS No. 123(R) requires companies to utilize an estimated forfeiture when calculating the expense for the period. As a result, the Company estimated forfeitures based upon a history of grants, exercises, terminations for the period 1998 through early 2007, for both officers and non-officers, the corresponding forfeiture rates being 24% and 30%, respectively. These percentages were applied to the 2006 Black-Scholes valuation model, being the Company’s best estimate of future forfeitures.

e-Dialog, Inc.

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Comprehensive Income

Comprehensive income represents net income plus the change in equity of a business enterprise resulting from transactions and circumstances from non-owner sources. The Company’s comprehensive income equaled net income for the year ended December 31, 2006.

Concentration of Credit Risk

Financial instruments that subject the Company to significant concentrations of credit risk consist primarily of cash, cash equivalents, and accounts receivable. The Company’s cash and cash equivalents are held at accredited financial institutions. For the Company’s accounts receivable, the Company performs ongoing credit evaluations of its customers’ financial condition, but does not require collateral. The Company continuously monitors collections from customers and maintains a provision for estimated credit losses based upon historical experience and any specific customer collections issues that the Company has identified. Historically, the Company has not experienced significant losses related to its accounts receivable. If the financial condition of its customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.

The Company had no customers that represented greater than 10% of net revenues for the year ended December 31, 2006. The Company had one customer that represented 11% of total accounts receivable as of December 31, 2006.

Recent Accounting Pronouncements

In June 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109 (FIN 48). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, Accounting for Income Taxes. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of FIN 48 is not expected to have a material impact on the Company’s financial condition, results of operations, or liquidity.

e-Dialog, Inc.

Notes to Financial Statements (continued)

3. Commitments

The Company leases its facility under an operating lease that expires in 2009. The Company also leases various equipment under capital leases that expire through 2009. Future minimum lease payments under noncancelable operating leases, and the present value of future minimum lease payments under capital leases as of December 31, 2006 are as follows:

	Capital Leases	Operating Leases

Years Ended December 31,
2007	$744,507	$581,168
2008	410,929	611,409
2009	70,538	243,562
2010	–	42,070
2011	–	43,332
Total minimum lease payments	1,225,974	$1,521,541

Less amount representing interest	(55,263)

Present value of future minimum
lease payments	1,170,711

Less current installments of obligations
under capital leases	(710,431)
Obligation under capital leases, excluding current portion	$460,280

The Company maintains capital lease agreements with several different lending institutions. In October 2005, the Company entered into a master lease agreement with a bank to provide up to $2,000,000 of growth capital financing. Under the terms of the agreement, the Company may draw down against the line at any time through September 1, 2007, with no minimum. The master lease agreement requires the Company to maintain a certain financial covenant, which the Company was in compliance with at December 31, 2006.

In August 2004, the Company entered into a master lease agreement with a venture debt lender to provide up to $750,000 of growth capital financing, which is included in the total obligations under capital leases. The master lease agreement does not require the Company to maintain covenants. In connection with the lease agreement, the Company issued warrants to the lender to purchase up to 44,491 shares of the Company’s Series C-1 preferred stock at $0.59 per share. The fair value of the warrants was deemed to be immaterial at the date of issuance.

e-Dialog, Inc.

Notes to Financial Statements (continued)

3. Commitments (continued)

At December 31, 2006, assets under capital leases was approximately $2,529,000 and. Accumulated amortization of leased assets at December 31, 2006 was approximately $1,541,803.

In June 2005, the Company executed an addendum to its facilities lease, which included an increase in space of 13,644 square feet. This addendum was executed for a period of 46 months, which is co-terminus with the existing facilities lease that will terminate in April 2009.

In May 2004, the Company executed an addendum to its facilities lease, which included a reduction in space and resulted in the release of the Company from total unpaid rent of approximately $810,600 at that date, in exchange for a cash payment of $100,000 and an extension of the time period of that lease until April 2009. The leasing concession totaling $810,600 is being amortized ratably over the remaining term of the lease. For the year ended December 31, 2006, the Company recorded $162,120, as an offset to rental expense related to this amortization. The current portion of the deferred charge totals $162,120 and is included in accrued expenses and other current liabilities at December 31, 2006. The remaining portion of $216,160 is included in other long-term liabilities as of December 31, 2006.

Rental expense under the Company’s operating leases for 2006 was $504,753.

4. Financing Arrangement

In October 2005, the Company entered into an agreement for a revolving line of credit with a bank that provides up to $2,000,000 to finance operations. The line of credit is available to the Company through September 1, 2007 and can be renewed on annual go-forward basis from that date. Borrowings bear interest at the bank’s prime rate less 0.5%. Borrowings are secured by equipment, inventory and accounts receivable of the Company. The agreement requires the Company to maintain certain financial covenants, which the Company was in compliance with at December 31, 2006. There were no borrowings outstanding as of December 31, 2006.

5. Income Taxes

As of December 31, 2006, the Company had net operating loss carryforwards of approximately $11,210,464 available to reduce future federal and state income taxes, if any. If not utilized, these carryforwards will begin to expire at various dates through 2023. If substantial changes in the Company’s ownership were to occur, as defined by Section 382 of the Internal Revenue Code, there could be annual limitations on the amount of carryforwards that can be utilized in future periods.

e-Dialog, Inc.

Notes to Financial Statements (continued)

5. Income Taxes (continued)

The Company also has research and development credits of approximately $610,831 as of December 31, 2006  to reduce future federal income taxes.

The approximate income tax effects of the temporary differences and carryforwards are as follows:

2006

Net operating loss carryforwards	$4,514,454
Research and development credit carryforwards	954,477
Temporary differences	354,547
Gross deferred tax asset	5,823,478
Valuation allowance	(5,823,478)
Net deferred tax asset	$–

The provision for income taxes consisted of the following:

2006
Current:
Federal (including Alternative Minimum Tax)	$32,359
Foreign	54,001
86,360
Deferred:
Federal	–
Foreign	–
–
Income tax expense	$86,360

During 2006, the Company utilized a part of its net operating loss carryforwards to offset the majority of its federal and state tax liability. The Company has recorded a full valuation allowance against its remaining gross deferred tax assets as of December 31, 2006, because the future realizability of such assets is uncertain.

e-Dialog, Inc.

Notes to Financial Statements (continued)

6. Stockholders’ Equity

Redeemable Convertible Preferred Stock

The rights and preferences of the Series A, B, C, and C-1 preferred stock are as follows:

Voting

Series A, B, and C preferred stockholders are entitled to vote with the shares of the Company’s voting common stock at any annual or special meeting, and are entitled to the number of votes equal to the number of shares of common stock into which each share of preferred stock is then convertible. All matters impacting the terms of Series A, B, and C preferred stockholders must be approved by a majority of the preferred stockholders. The holders of Series C-1 preferred stock have no voting rights.

Dividends

Series A, B, C, and C-1 preferred stockholders are entitled to participate in all dividends (other than stock dividends in the nature of a stock split or the like) that are declared and paid on common stock on the same basis as if all of the shares of Series A, B, C, and C-1 held by such holders had been converted to common stock.

Liquidation Rights

Upon any liquidation, dissolution, or winding-up of the Company, whether voluntary or involuntary, before any distribution of payments is made to common shareholders, the holders of Series A, B, C, and C-1 preferred stock are entitled to be paid an amount equal to $0.90, $1.00, $0.59, and $0.59, respectively (subject to appropriate adjustment for any stock splits, stock dividends, reclassifications and the like with respect to such series of preferred stock) plus any declared or unpaid dividends to which such holder is entitled. Any net assets remaining after payment of such preferential amount to the holders of preferred stock will be shared ratably by the holders of preferred stock and common stock, provided that such amounts shall not exceed $5.40, $6.00, $3.54, and $3.54 per share of the Series A, B, C, and C-1 preferred stock, respectively.

Conversion

At any time, any holder of Series A, B, C, and C-1 shall have the right, at its option, to convert all or a portion of the preferred stock held by such holder into a number of shares of fully paid and non-assessable common stock computed by dividing the purchase price of preferred stock by the conversion price in effect on the conversion date. The initial conversion price shall be the purchase price, which may be adjusted from time to time based on consideration received for the issuance of securities in the future. In addition, each share of preferred stock will

e-Dialog, Inc.

Notes to Financial Statements (continued)

6. Stockholders’ Equity (continued)

automatically convert into fully paid and non-assessable shares of common stock upon the consummation of (1) a public offering with the approval of the conversion by the requisite percentage (greater than 50%) of preferred stock outstanding at the time of the approval or (ii) upon the completion of a public stock offering involving aggregate gross proceeds of at least $20,000,000 at a price per share of not less than $5.00, subject to certain adjustments.

Redemption

The Series A, B, C, and C-1 are redeemable in whole, at the option of the holders of the requisite percentage (greater than 50%) of preferred stock, commencing on January 2, 2009. The redemption price for each share of Series A preferred stock shall be cash in an amount equal to the greater of (i) the preferred stock preference amount on the date the redemption is completed or (ii) the fair market value of the preferred stock as of the date of the redemption notice. The redemption price for each share of Series B, C, and C-1 stock shall be cash in the amount equal to the fair value of preferred stock as of the date of redemption notice. Series B and Series C stock fair value is equal to the preference amount plus the residual distribution amount.

The Company may elect to redeem the preferred stock in three equal installments; the first installment shall be payable on the determination date and the balance shall be due and payable on the first and second anniversary dates of the determination date. In the event of such election, the installments not paid on the determination date shall bear interest at the prime rate plus 2%.

Series A and Series B Conversion Price

As a result of the Series C financing round, the conversion price for Series A preferred stock and Series B preferred stock was revised based on the anti-dilution provisions of the Series A and Series B preferred stock. The revised conversion price for Series A and Series B preferred stock is $0.83 and $0.59 per share, respectively.

In accordance with the provisions of EITF Issue No. 00-27, Application of Issue No. 98-5 to Certain Convertible Instruments, the Company is required to recognize the beneficial conversion feature based on the incremental intrinsic value, which is calculated using the number of additional shares to be issued upon conversion multiplied by the price of the common stock on the issuance date of the Series C preferred stock. These provisions are only applicable to securities issued subsequent to November 16, 2000; therefore, the Company has only calculated the impact on Series B preferred stock. The value of the beneficial conversion feature is approximately $643,000, and has been recognized ratably through the original redemption date of the Series B preferred stock.

e-Dialog, Inc.

Notes to Financial Statements (continued)

6. Stockholders’ Equity (continued)

Management Bonus Plan

Concurrent with the Series C financing, and in accordance with the amended and restated stockholders’ agreement, the Company has agreed to adopt for the benefit of certain of its key employees a Cash Incentive Plan whereby upon any consolidation, reorganization or merger (as further defined) employees would receive an aggregate amount of the sum of 5% of the first $10,000,000 of liquidation preference and 20% of the next $10,000,000 of Liquidation Preference payable to the Company’s stockholders but in no event to exceed $2,500,000. In case of the liquidation event or change in control, such amount will be paid on a pari passu basis with the liquidation preference.

Deferred Stock Plan

On December 19, 2001, the Board and stockholders of the Company authorized the creation of a new incentive for certain employees by adopting the e-Dialog Deferred Stock Plan (the Plan), and authorizing the issuance of restricted shares of a new series of preferred stock of the Company pursuant to the Amended Stock Plan (the Restricted Stock Grants). Under the terms of the Plan, certain employees of the Company will be eligible, on a quarterly basis, to receive allocations of rights to obtain shares of the Company’s new Series C-1 preferred stock. For the year ended December 31, 2006, no shares were allotted or issued. As of December 31, 2006, 624,482 shares were allocated to the preferred stock bonus account and remain unissued.

Stock Options

The Company’s 1998 Stock Option Plan (the 1998 Plan) provides for the grant of incentive stock options and nonqualified stock options. The Board has the authority to select the employees and non-employees to whom options are granted, and determine the terms of each option, including (1) the number of shares of common stock subject to the option; (ii) when the option becomes exercisable; (iii) the option exercise price, which, in the case of incentive stock options, must be at least 100% (110% in the case of incentive stock options granted to a stockholder owning in excess of 10% of the Company’s common stock) of the fair market value of the common stock as of the date of grant; and (iv) the duration of the option, which, in the case of incentive stock options, may not exceed ten years (five years in the case of an incentive option granted to a stockholder owning in excess of 10% of the Company’s common stock). Options granted under the 1998 Plan vest monthly over a four-year period, following a one-year cliff vesting provision. On May 12, 2005, an additional 2,000,000 common, non-voting shares were authorized and added to the option pool. As of December 31, 2006, there were 2,494,283 available for grant under the 1998 Plan.

e-Dialog, Inc.

Notes to Financial Statements (continued)

6. Stockholders’ Equity (continued)

In June 2005, employees were allowed to convert eligible stock options into restricted shares of the Company’s voting common stock on the basis of one share of restricted stock for each share subject to an option held by an employee. The restricted common shares carry voting rights, and contain a buy-back provision which allows the Company the first right to repurchase the stock upon the employees termination at the original issuance price. As a result, 5,651,704 options were cancelled and the related amounts of restricted common stock were issued.

A summary of the activity under the 1998 Option Plan is as follows:

	Number of Options	Weighted- Average Price

Outstanding at December 31, 2005	1,255,840	0.03
Granted	2,498,748	0.15
Exercised	(92,822)	0.06
Canceled	(289,289)	0.06
Outstanding at December 31, 2006	3,372,477	$0.11
Exercisable at December 31, 2006	449,030	$0.05

The weighted-average remaining contractual lives for options outstanding at December 31, 2006 is approximately 8.66.

The following table summarizes information relating to currently outstanding and exercisable stock options as of December 31, 2006:

Exercise Price	Number of Shares Outstanding	Weighted- Average Remaining Contractual Life (Years)	Number of Shares Exercisable
$0.02	908,645	8.28	358,739
0.09	59,582	5.59	66,239
0.15	2,404,250	9.46	24,052
	3,372,477		449,030

e-Dialog, Inc.

Notes to Financial Statements (continued)

  7.  Warrants

All warrant activity for the year ended December 31, 2006, is as follows:

	Number of Warrants	Warrant Exercise Price	Weighted- Average Warrant Exercise Price

Outstanding and exercisable, December 31, 2006	44,491	$0.59	$0.59

Each warrant granted is exchangeable for one share of the Company’s C-1 preferred stock. The Company accounted for warrants at the time of issuance in accordance with EITF 96-18 at the fair value of the warrants. The warrants expire in August 2011.  These warrants provide for net share settlement under which the maximum number of shares that could be issued represents the total amount of shares under the warrant agreements. The Company had previously determined in accordance with EITF 00-19, that these warrants be properly classified as permanent equity. The Company has reserved 44,491 shares of Series C-1 preferred stock for the exercise of these warrants. On January 1, 2006, the Company adopted FASB Staff Position FAS 150-5 (FSP FAS 150-5), Issuer’s Accounting Under FASB Statement No. 150 for Freestanding Warrants and Other Similar Instruments on Shares That Are Redeemable, and upon adoption, the warrants to purchase redeemable preferred stock were required to be reclassified to liabilities as of January 1, 2006. The difference between original valuation of the warrants upon their issuance and their fair value at January 1, 2006 (FSP 150-5 adoption date) of $16,907 has been recorded as a cumulative effect type adjustment. The change in the fair value of the warrants subsequent to adoption was not material.

8.  Acquisition

On April 7, 2006, the Company acquired all the outstanding shares of Adinfonitum, Inc, a full-service interactive marketing agency with headquarters in Bellevue, Washington. The acquisition extends the Company’s strategic marketing service capabilities while broadening the Company’s client base to include several west coast based clients including a large airline based in the Northwest. As part of the purchase agreement, the Company assumed all assets and certain liabilities in exchange for 440,000 shares of the Company’s common stock, the total consideration being $290,862.

e-Dialog, Inc.

Notes to Financial Statements (continued)

8. Acquisition (continued)

The following represents the allocation of the purchase price:

Cash	$24,818
Accounts receivable	40,725
Identified intangibles – customer lists	186,898
Fixed assets	26,539
Prepaid/deposits	11,882
Purchase price	$290,862

The identifiable intangible asset is being amortized over the estimated useful life of four years, as it relates to customer relationships. Amortization expense for the year ended December 31, 2006 was $38,937.

9. Subsequent event (unaudited)

On February 13, 2008, GSI Commerce, Inc.  (“GSI”) completed the acquisition of the Company.  Pursuant to an Agreement and Plan of Merger dated as of January 23, 2008 among GSI, Dolphin Acquisition Corporation (“Newco”), a wholly-owned subsidiary of GSI, the Company, and the stockholders’ representative, Newco merged with the Company and the Company survived the merger as a wholly-owned subsidiary of GSI.